UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 12, 2007 (February 9, 2007)

Inhibitex, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-50772	74-2708737

(State or Other Jurisdiction	(Commission File	(IRS Employee
of Incorporation)	Number)	Identification No.)

9005 Westside Parkway
Alpharetta, GA		30004

(Address of Principal		(Zip Code)
Executive Offices)
(678) 746-1100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On February 12, 2007, Inhibitex, Inc. (the “Company”) disclosed at the BIO CEO & Investor Conference 2007 that the Company had approximately $61.4 million in cash, cash equivalents and short-term investments as of December 31, 2006.
Item 8.01 Other Events.
On February 9, 2007, the arbitrator in an arbitration action commenced by Nabi Biopharmaceuticals (“Nabi”) relating to the termination by the Company in April 2006 of the Production Agreement with Nabi, the purpose of which was for Nabi to manufacture clinical trial material for the Company’s Veronate program, ruled that the Company was liable to Nabi for cancellation payments and restitution in the aggregate amount of approximately $4.5 million. Of this amount, the Company will record a charge of approximately $3.2 million in the fourth quarter of 2006, in addition to the $1.3 million that had previously been reserved. Absent an effort by the Company to set aside the ruling, and pending the evaluation of all of its options in this matter, the ruling obligates the Company to make this payment to Nabi within 30 days.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inhibitex, Inc. (Registrant)

Date: February 12, 2007	By:	/s/ Russell H. Plumb

Russell H. Plumb, Chief Executive Officer